Exhibit 99.1
NEWS RELEASE	[CIGNA Logo]

FOR RELEASE:	Immediate

CONTACT:	Gregory Deavens, Investor Relations 215-761-6128
Paul Gallanda, Media Relations 215-761-4746

CIGNA Raises First Quarter and Full Year 2004 Earnings Outlook

--Increased Expectations Reflect Stronger Than Anticipated
Performance from Health Care Business--

PHILADELPHIA, PA, April 5, 2004 – CIGNA Corporation (NYSE:CI) announced that it expects to report first quarter 2004 consolidated income from continuing operations before realized investment results and special items1 of $245 million to $275 million or $1.75 to $1.95 per share. The company also said it expects full year 2004 consolidated income from continuing operations before realized investment results and special items of $720 million to $780 million.

The increased expectations reflect stronger than anticipated performance from the company’s health care business.

The company expects its health care segment (CIGNA HealthCare) to report income from continuing operations before realized investment results and special items of $170 million to $185 million for the first quarter of 2004 and $525 million to $575 million for the full year.

Preliminary CIGNA HealthCare earnings expectations for the first quarter of 2004 primarily reflect:

•	Accelerated improvement in fundamentals, specifically better than expected medical costs driven by lower inpatient utilization trends and benefits from expense reduction efforts; and

•	Significant favorable prior period development.

“Our increased earnings expectations are a strong indicator of our success in managing medical costs and improving our overall operating efficiency,” said H. Edward Hanway, CIGNA’s chairman and chief executive officer. “The first quarter of 2004 marks the third consecutive quarter of fundamental improvements in CIGNA HealthCare – notably in medical cost management, underwriting and service quality.

“Our customers and members increasingly are realizing the benefits and advantages of our industry-leading approach to medical management,” Hanway continued. “With our new medical management model in place, our national team of health care professionals is using their expertise in the areas where we have the greatest possible impact in helping our members get the high quality care they need, when they need it, efficiently and cost-effectively.”

The revised full year 2004 earnings expectations reflect the positive drivers described above, partially offset by targeted investments in new product introductions and other growth and service initiatives.

“We’re investing to support our new CIGNATURESM suite of products and other initiatives that we expect to drive profitable growth,” Hanway said. “Specifically, we’re making investments in enhanced case management capabilities, as reflected in our new CIGNA Health AdvisorSM program, and in our new second-generation consumer-directed health care product, the CIGNA Choice FundSM. We’re also investing in high performance provider networks to help employers and their employees reduce costs while they receive high quality care.

“We have innovative new products, services and programs, the ability to integrate a comprehensive health care and specialty product portfolio, and expertise in utilizing clinical information to help keep employees healthy and productive as we help employers keep their benefits costs under control. We’re offering employee benefits solutions that differentiate CIGNA in the marketplace.”

CIGNA will report first quarter results on April 30, 2004. The company will host a conference call at 8:30 a.m. Eastern Daylight Time on that day. During that call, management will provide further details on first quarter 2004 earnings and the full year 2004 outlook.

1) Management uses income from continuing operations before realized investment results and special items because it presents the underlying results of operations of CIGNA’s businesses and permits trend analysis. This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is income from continuing operations. Income from continuing operations can not be determined at this time. First quarter and full year income from continuing operations will include realized investment results, which are not predictable. In addition, first quarter income from continuing operations will include previously disclosed after-tax charges relating to expense reduction initiatives and the cumulative effect of an accounting change, currently estimated to be $50 million and $140 million, respectively. Full year income from continuing operations will include charges relating to expense reduction initiatives and the cumulative effect of an accounting change as well as a portion of the gain on the sale of CIGNA’s retirement business. Other than these items, information is not available for management to reasonably estimate full year 2004 special items.

CIGNA Corporation (NYSE: CI) and its subsidiaries constitute one of the largest publicly owned providers of health care, disability, life and accident insurance benefits. Web site: http://www.cigna.com.

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CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. Forward-looking statements in this press release include forward-looking information regarding, among other things, operational improvement in the health care operations, expectations regarding investments in product introductions and other growth and service initiatives, and earnings expectations for first quarter and full year 2004. You should not place undue reliance on these forward-looking statements. CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors. Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increases in medical costs that are higher than anticipated in establishing premium rates in CIGNA's health care operations, including increased use and costs of medical services;
2.	increased medical, administrative, technology or other costs resulting from legislative and regulatory challenges to, and new regulatory requirements imposed on, CIGNA's health care business;
3.	challenges and risks associated with implementing the planned improvement initiatives in the health care operations, the organizational realignment and the reduction of overall CIGNA and health care cost structure, including that operational efficiencies and medical cost benefits do not emerge as expected;
4.	risks associated with pending and potential state and federal health care class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation challenging CIGNA's businesses and the outcome of pending government proceedings;
5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA's businesses;
6.	significantly greater than expected reductions in medical membership;
7.	significant changes in interest rates;
8.	downgrades in the financial strength ratings of CIGNA's insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;
9.	limitations on the ability of CIGNA's insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries' financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;
10.	inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures and forward contracts and in matching such contracts to the underlying equity risk);
11.	adjustments to the reserve assumptions and other considerations (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating CIGNA's liabilities for reinsurance contracts that guarantee minimum death benefits under certain variable annuities;
12.	adjustments to the assumptions used in estimating CIGNA's assets and liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;
13.	significant stock market declines, which could, among other things, result in increased pension expenses in CIGNA's pension plan in future periods and the recognition of additional pension obligations;
14.	unfavorable claims experience related to workers' compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;
15.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA's operations and investments;
16.	changes in federal income tax laws; and
17.	risk factors detailed in CIGNA's Form 10-K for the fiscal year ended December 31, 2003, including the Cautionary Statement in Management's Discussion and Analysis.

This list of important factors is not intended to be exhaustive. There may be other risk factors that would preclude CIGNA from realizing the forward-looking statements. While CIGNA may periodically update this discussion of risk factors, CIGNA does not undertake to update any forward-looking statement that may be made by or on behalf of CIGNA prior to its next required filing with the Securities and Exchange Commission.